                                                                    Exhibit 23.2

                                                           Deloitte & Touche LLP
                                                           1 Place Ville Marie
                                                           Suite 3000
                                                           Montreal QC H3B 4T9
                                                           Canada

                                                           Tel: (514) 393-5451
                                                           Fax: (514) 390-4113
                                                           www.deloitte.ca



CONSENT OF INDEPENDENT REGISTERED CHARTER ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 of Amdocs Limited (File No. 333-114344) of our report dated March 19, 2003 (except for Note 17, which is as of July 2, 2003), related to the consolidated financial statements of Certen Inc., as of and for the years ended December 31, 2001 and 2002, appearing in the Annual Report of Amdocs Limited on Form 20-F/A (Amendment No. 1), for the year ended September 30, 2003. We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Montreal, Quebec

October 28, 2004